UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Norfolk Southern Corporation

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FOR IMMEDIATE RELEASE

Key regulators express support for Norfolk Southern’s leadership and strategy, and concerns with Ancora’s plan

U.S. Department of Transportation and Surface Transportation Board recognize the importance of Norfolk Southern’s safety-driven and service-oriented culture

Warn Ancora’s plan would put safety and service at substantial risk

ATLANTA, May 6, 2024 – Norfolk Southern Corporation (NYSE: NSC) Monday shared statements from the U.S. Department of Transportation (DOT) and the Surface Transportation Board (STB) expressing support for Norfolk Southern’s leadership and strategy in driving improvements across safety, performance, and service.1

In a May 3rd letter from the DOT to President and Chief Executive Officer Alan Shaw, Allison Dane Camden, Principal Deputy Assistant Secretary for Multimodal Freight Infrastructure and Policy, stated: “Norfolk Southern’s progress toward meeting key safety performance indicators is encouraging and demonstrates your leadership and the commitment of all of NS’s hard-working employees. We recognize the progress NS has made to-date towards attaining your own safety goals, as well as the goals we set for all Class I railroads...”

The DOT letter additionally acknowledged Norfolk Southern’s progress to enhance reliable service for its customers: “DOT is encouraged by Norfolk Southern’s efforts to improve the timeliness and fluidity of its network, particularly for time-sensitive goods. Your efforts align with the goals of the National Multimodal Freight Policy, including improving the reliability of freight transportation and reducing the adverse environmental impacts of freight movement.”

Similarly, Martin Oberman, STB Chairman, decried Ancora’s “viciously” waged attack on Norfolk Southern in a speech at the North American Rail Shippers 2024 Annual Meeting on May 1st. In his remarks, Oberman stated: “it is my responsibility to call out serious threats to the national rail network, and everything about Ancora’s campaign should cause serious concerns to all rail stakeholders.”

Further highlights of Oberman’s speech include:

•	“I have read almost everything Ancora has said about its plans for NS. I find almost nothing in their plans about how they will obtain better service or actually grow their number of carloads.”

[1]	Permission to use quotations was neither sought nor obtained.

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•

“The STB’s oversight…has been to require the railroads to report on their progress in rebuilding their workforces and their service recovery plans. And no one has made more progress in building a resilient railroad than NS, so that it will be able to handle the growth in traffic as the economy returns, which is inevitable in the foreseeable future...”

•

“To me, the best predictor of what a person will do in the future is what he has done in the past. So I think the fear of an Ancora takeover of the entire or even a majority of the NS board and the installation of Mr. Boychuk to take NS down to its studs is real. At a minimum, based on actual history with Mr. Boychuk’s approach, we at the STB and the industry at large would be foolish to assume there’s nothing to worry about.”

•

“[Ancora’s plan] would leave the railroad with just over 13,000 employees, a level below its worst service performance in recent years. A level which would likely be catastrophic for our economy and all the stakeholders—including other railroads—who depend on NS.”

The clear support from regulators – in addition to an outpouring of support from our customers, unions and other key stakeholders – underscores the fact that Norfolk Southern has dramatically improved network performance, safety, and service. Ancora blatantly ignores these clear gains and wants to install a slate of directors with little to no safety experience, a CEO with no credibility with rail regulators, and a COO with a reputation for extreme cost-cutting measures and safety deterioration. This would unnecessarily risk unwinding the improvements Norfolk Southern has made and sparking further regulatory backlash to the detriment of shareholder value.

Your Vote is Important

Norfolk Southern believes all of its 13 nominees are uniquely qualified to oversee the company’s strategy, drive long-term shareholder value, and hold management accountable. Norfolk Southern strongly urges shareholders to protect their investment from Ancora’s outdated, destructive agenda by VOTING the WHITE proxy card FOR ONLY Norfolk Southern’s 13 nominees TODAY.

Please simply DISCARD any Blue proxy card you may receive from Ancora. If you inadvertently voted using a Blue proxy card, you may cancel that vote simply by voting again TODAY using the company’s WHITE proxy card. Only your latest-dated vote will count!

To learn more, visit VoteNorfolkSouthern.com.

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If you have any questions or require any assistance with respect to voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call:

1 (877) 750-9496 (toll-free from the U.S. and Canada)

+1 (412) 232-3651 (from other countries)

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Media Inquiries:

Media Relations

Investor Inquiries:

Luke Nichols, 470-867-4807

Important Additional Information

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

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Certain Information Concerning Participants

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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